UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 ---------------

       Date of Report (Date of earliest event reported): February 19, 2002

                           BRIGHAM EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


          Delaware                 000-22433                   75-2692967
(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation)           File Number)              Identification No.)

                            6300 Bridgepoint Parkway
                             Building Two, Suite 500
                               Austin, Texas 78730
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (512) 427-3300

Item 5.  Other Events.

         On February 19, 2002, the Registrant issued a press release announcing that it began producing to sales from the Providence field and successful discoveries in its Vicksburg and Springer Focus plays. The full text of the press release which is set forth in Exhibit 99.1 hereto is filed and incorporated in this Report as if fully set forth herein.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

                  Item                      Exhibit

                  99.1*                     Press Release dated
                                            February 19, 2002.

-------
*  filed herewith.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     BRIGHAM EXPLORATION COMPANY



Date:    February 19, 2002                  By:      /s/ Curtis F. Harrell
                                                     ---------------------------
                                                     Curtis F. Harrell
                                                     Executive Vice President &
                                                     Chief Financial Officer

                                  EXHIBIT 99.1
                                INDEX TO EXHIBITS

                       Item Number               Exhibit

                       99.1*                     Press Release dated
                                                 February 19, 2002.

                                  EXHIBIT 99.1

                                  NEWS RELEASE
                              FOR IMMEDIATE RELEASE


BRIGHAM EXPLORATION BEGINS PRODUCTION FROM PROVIDENCE FIELD AND ANNOUNCES SUCCESSFUL DISCOVERIES IN ITS VICKSBURG AND SPRINGER FOCUS PLAYS

--------------------------------------------------------------------------------

     Austin, TX -- February 19, 2002 -- Brigham Exploration Company (Nasdaq:BEXP) today announced production to sales for its Providence Field discovery well, the Staubach #1, at a rate of approximately 17 MMcfe per day. Brigham also announced an apparently successful Triple Crown development well, the completion to sales of its sixth Home Run Field development well and its seventh successful Springer Channel well in the Anadarko Basin in nine recent attempts.

Texas Gulf Coast

     Providence Field, Matagorda County, Texas - The Brigham-operated Staubach #1, which reached total depth in mid-December, recently began producing to sales at a rate of approximately 5.0 MMcf of natural gas and 2,000 barrels of oil (17 Mmcfe) per day, or 5.3 MMcfe per day net to Brigham's 31% revenue interest. Other participants include Carrizo Oil & Gas, Inc. (Nasdaq:CRZO) with a 35% working interest, Aspect Energy LLC with a 7% working interest, and Samedan Oil with a 7% working interest. Brigham plans to spud its first offset within the next thirty days, with at least one additional offset planned for 2002.

     Triple Crown Field, Brooks County, Texas - Brigham is currently drilling the Sullivan F-31, a direct offset to its Triple Crown Field discovery well, the Dawson #1. The Triple Crown Field is one of several downthrown fault blocks adjacent to Brigham's 1999 Home Run Field discovery. Brigham retains a 42% working interest and 31% net revenue interest in the Sullivan F-31. Based upon open-hole logs, the Sullivan F-31 encountered approximately 65 feet of apparent Upper Vicksburg net pay with porosity greater than 15%, including several intervals with porosity as high as 26%. Current plans include the setting of casing over the apparently productive Upper Vicksburg interval, and subsequent drilling to test deeper potential pay sands which should be structurally high to the Dawson #1 discovery well. Brigham anticipates the commingling of productive intervals and production to sales by late March or early April.

     Home Run Field, Brooks County, Texas - Brigham is currently completing its sixth development well since the discovery of the Home Run Field in late 1999. The C-28 has been fracture stimulated and successfully tested to sales in five Lower Vicksburg pay intervals with commingling operations currently underway. The Company anticipates that the C-28 will begin producing to sales later this week at rates comparable to its recent Sullivan C-27 completion. The Sullivan C-27 initially produced at a rate of 11.3 MMcf of natural gas and 506 barrels of condensate (14.3 MMcfe) per day, or 3.6 MMcfe per day net to Brigham's 25% revenue interest.

Anadarko Basin

     Springer Channel Discovery, Blaine County, Oklahoma - Brigham is currently completing its seventh successful Springer channel discovery well in nine recent attempts. The Brigham-operated well encountered 56 feet of gross sand with 32 feet of apparent net pay. Brigham retains a 36% working and 29% revenue interest in the discovery, which should begin producing to sales by early March. The Company will retain a 34% working interest in its next Springer Channel test which is scheduled to spud in early March.

ABOUT BRIGHAM EXPLORATION

     Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD LOOKING STATEMENTS DISCLOSURE

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission.

Contact:            John Turner, Manager of Finance and Investor Relations
                    (512) 427-3300 / investor@bexp3d.com